UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2012 (May 25, 2012)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de Wavre, 1789 1160 Brussels, Belgium One Centennial Avenue, P.O. Box 6820, Piscataway, NJ		08855-6820
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 25, 2012. A total of 62,356,806 (96.56%) of the Company’s issued and outstanding common shares held of record on April 4, 2012 were present either in person or by proxy. The information below is a summary of the final voting results on the proposals considered and voted upon at the meeting.

Election of Directors

The following persons were duly elected as directors of the Company for new terms which will expire at the Company’s Annual Meeting of Stockholders in 2015, or until their successors are duly elected and qualified. The table below sets forth the voting results for each nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael T. Smith	51,701,015	6,029,010	4,626,781
John F. Fiedler	56,503,023	1,227,002	4,626,781
Jean-Paul L. Montupet	54,707,128	3,022,897	4,626,781

Ratification of Auditors

At the Annual Meeting of Stockholders, the Company’s stockholders ratified the appointment of Ernst & Young Bedrijfsrevisoren BCVBA/Reviseurs d’Entreprises SCCRL as the Company’s independent registered public accounting firm for the year ending December 31, 2012. Set forth below is the result of the stockholder vote on this proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Accountants for 2012 Fiscal Year	62,248,671	97,390	10,745	—

Advisory Vote on Executive Compensation

At the Annual Meeting of Stockholders, the Company’s stockholders voted to approve, on an advisory basis, the executive compensation of the Company’s named executive officers. Set forth below is the result of the stockholder vote on this proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approve, on an Advisory Basis, the Compensation Paid to the Company’s Named Executive Officers (“Say-on-Pay”)	55,872,189	1,826,146	31,690	4,626,781

Item 8.01	Other Events.

As disclosed in the Company’s proxy statement, James F. Hardymon retired from the Board when his term expired at the Company’s Annual Meeting of Stockholders held on May 25, 2012. The Board selected Michael T. Smith to replace Mr. Hardymon as lead director of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012	WABCO HOLDINGS INC.

	By:	/s/ Vincent Pickering
		Name:	Vincent Pickering
		Title:	Chief Legal Officer and Secretary